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      As Filed with The Securities and Exchange Commission on July 24, 1997.
                                                      Registration No. 333-22127
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                          GREATER NEW YORK BANCORP INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                6036                                 13-3930370
    (State or other jurisdiction of        (Primary Standard Industrial                   (I.R.S Employer
    incorporation or organization)          Classification Code Number)                 Identification No.)

                                 One Penn Plaza
                            New York, New York 10119
                                 (212) 613-4000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Robert P. Carlson
                  Senior Vice President, Counsel and Secretary
                          Greater New York Bancorp Inc.
                                 One Penn Plaza
                            New York, New York 10119
                                 (212) 613-4000

          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------

                                   Copies to:

                                 Mark J. Menting
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000
                           ---------------------------


  Approximate date of commencement of proposed sale to the public: At the effective time as described in the attached Joint Proxy Statement/Prospectus.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================


                                                                            Proposed
                                                                            Maximum         Proposed
                                                                            Offering        Maximum          Amount of
               Title of Each Class of                    Amount to be      Price Per       Aggregate       Registration
            Securities to be Registered                   Registered          Unit       Offering Price         Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share(1)
 (including rights to purchase shares
 of Junior Participating Preferred Stock,
 par value $1.00 per share)                            13,850,000 shs.(1)  $14.00(3)      $193,900,000(3)    $58,757.58(5)
-------------------------------------------------------------------------------------------------------------------------
Series A ESOP Convertible Preferred Stock, par value
$1.00 per share (including an  indeterminate  amount of
 Common Stock, par value $1.00 per share, issuable upon
 conversion thereof, and the attached rights to purchase
 shares of Junior Participating Preferred Stock,
 par value $1.00 per share)                            $1,536,391 shs.(2)  $13.00(4)      $ 19,973,083(4)    $ 6,052.45(5)
=========================================================================================================================






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(footnotes from cover page)

(1) The number of shares of common stock of Greater New York Bancorp Inc. ("Bancorp Common Stock") to be issued in the share exchange described herein (the "share exchange") cannot be precisely determined at the time this Registration Statement becomes effective because shares of common stock of The Greater New York Savings Bank ("Bank Common Stock") may be issued thereafter and prior to the effective time of the share exchange pursuant to the Bank's Employee Stock Ownership Plan, Long-Term Incentive Program, 1996 Non-Employee Directors Stock Option Plan and 1996
     Equity Incentive Plan. The Registration Statement covers a number of shares of Bancorp Common Stock which is estimated to be at least as large as the number of shares of Bank Common Stock which are expected to be outstanding at the effective time of the share exchange. See the undertaking in Item 22(4) in Part II of this Registration Statement.

(2) The number of shares of Series A ESOP Convertible Preferred Stock of Bancorp ("Bancorp Series A Preferred Stock") to be issued in the share exchange cannot be precisely determined at the time this Registration Statement becomes effective because shares of Series A ESOP Convertible Preferred Stock of the Bank ("Bank Series A Preferred Stock") may be retired thereafter and prior to the effective time of the share exchange pursuant to the Bank's Employee Stock Ownership Plan. This Registration Statement covers a number of shares of Bancorp Series A Preferred Stock which is estimated to be at least as large as the number of shares of Bank Series A Preferred Stock which are expected to be outstanding at the effective time of the share exchange. See the undertaking in Item 22(4) in Part II of this Registration Statement.

(3) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933 (the "Securities Act"), based upon the per share market value of the shares of Bank Common Stock to be exchanged in the share exchange, which is deemed to be the average of the reported high and low sales prices of a share of Bank Common Stock on the National Association of Securities Dealers Automated Quotation System on February 14, 1997.

(4) Estimated pursuant to Rule 457(f)(2) of the Securities Act, based upon the book value of such shares of stock on February 19, 1997.

(5)  Registration Fee previously paid.









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Item 21.  Exhibits


Exhibit
Number                                             Description of Document
------   -----------------------------------------------------------------------------------------------------------
  2      -- Agreement  and Plan of Reorganization (attached to Proxy Statement/Prospectus as
            Appendix A).
  3.1    -- Amended and Restated Certificate of Incorporation of Greater New York Bancorp Inc. (attached to Proxy
            Statement/Prospectus as Exhibit 1 to Appendix A).
  3.2    -- By-Laws of Greater New York Bancorp Inc. (attached to Proxy Statement/Prospectus as Exhibit 2 to
            Appendix A).
  4.1    -- Instruments defining the rights of security holders. (Amended and Restated Certificate of Incorporation and
            By-Laws, incorporated  by reference to Exhibits 1 and 2, respectively, to Appendix A to the Proxy
            Statement/Prospectus included in the Registration Statement.)
  4.2    -- Bancorp Rights Agreement
  5      -- Opinion of Sullivan & Cromwell as to validity of securities.
  8      -- Opinion of Sullivan & Cromwell as to tax matters.
 12      -- Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements.
 21      -- Subsidiaries of Greater New York Bancorp Inc.
 23.1    -- Consent of Sullivan & Cromwell (included in Exhibits 5 and 8 hereto)
 23.2    -- Consent of KPMG Peat Marwick LLP.
 23.3    -- Consent of Persons About to Become Directors.
 99.1    -- Form of Proxy Card.
 99.2    -- Annual Report on Form F-2 of The Greater New  York Savings Bank for the fiscal year ended December  31,
            1996 with all exhibits thereto, as filed with the Federal Deposit Insurance Corporation.
 99.3    -- Form F-3, filed with the Federal Deposit Insurance Corporation on April 10, 1997.
 99.4    -- Letter to Stockholders, dated April 10, 1997.
 99.5    -- Quarterly Report on Form 10-Q of The Greater New York Savings Bank for the Quarter Ended March 31, 1997
            with all exhibits thereto, as filed with the Federal Deposit Insurance Corporation.
 99.6    -- Registration Statement on Form F-1 of The Greater New York Savings Bank, filed with the Federal Deposit
            Insurance Corporation on May 5, 1987.
 99.7    -- Form 8-K dated July 18, 1997, filed with the Federal Deposit Insurance Corporation on July 22, 1997.
 99.8    -- Form 8-K dated July 24, 1997, filed with the Federal Deposit Insurance Corporation on July 24, 1997.







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                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on this 24th day of July 1997.


                                   Greater New York Bancorp Inc.




                                   By:       /s/ Gerard C. Keegan
                                       ------------------------------
                                   Name:    Gerard C. Keegan
                                   Title:   Director, Chief Executive Officer
                                            and President



             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 24, 1997.



              Signature                                   Title
              ---------                                   ------
Principal Executive Officer and Sole Director:

       /s/ Gerard C. Keegan                              Director, Chief Executive Officer and President
  -------------------------------------
           (Gerard C. Keegan)

Controller:

       /s/ Philip T. Spies                               Senior Vice President and Controller
  -------------------------------------
              (Philip T. Spies)











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                                                   Exhibit Index



    Exhibit
     Number                                Description of Document                              Location
    -------                                -----------------------                              --------
   2         --      Agreement and Plan of Reorganization. ................  Previously filed.
   3.1       --      Amended  and Restated Certificate  of Incorporation of
                     Greater New York Bancorp Inc. ........................  Previously filed.
   3.2       --      By-Laws of Greater New York Bancorp Inc. .............  Previously filed.
   4.1       --      Instruments defining the rights of security
                     holders ..............................................  Previously filed.
   4.2       --      Bancorp Rights Agreement..............................  Previously filed.
   5         --      Opinion of Sullivan & Cromwell as to validity of
                     securities. ..........................................  Previously filed.
   8         --      Opinion of Sullivan & Cromwell as to tax matters. ....  Previously filed.
  12         --      Computation of Consolidated Ratios of Earnings to
                     Combined Fixed Charges and Preferred Stock Dividend
                     Requirements..........................................  Previously filed.
  21         --      Subsidiaries of Greater New York Bancorp Inc. ........  Previously filed.
  23.1       --      Consent of Sullivan & Cromwell (included in Exhibits 5
                     and 8). ..............................................  Previously filed.
  23.2       --      Consent of KPMG Peat Marwick LLP. ....................  Previously filed.
  23.3       --      Consent of Persons About to become Directors..........  Previously filed.
  99.1       --      Form of Proxy Card ...................................  Previously filed.
  99.2       --      Annual Report on Form F-2 of The Greater New York
                     Savings Bank for the fiscal year ended December 31,
                     1996, as filed with the Federal Deposit Insurance
                     Corporation (including as exhibits thereto the Bank's
                     Restated Organization Certificate, Bank's Bylaws, Rights
                     Agreement, material employment agreements, material
                     severance agreements, director, officer and employee
                     benefit plans, statement re: computation of earnings
                     per share for the years ended December 31, 1996, 1995
                     and 1994, financial data schedule and 1996 Annual
                     Report to Stockholders (pages 23-76 and 79))..........  Previously filed.
  99.3       --      Form F-3, filed with the Federal Deposit Insurance
                     Corporation on April 10, 1997.........................  Previously filed.
  99.4       --      Letter to Stockholders, dated April 10, 1997. ........  Previously filed.
  99.5       --      Quarterly Report on Form 10-Q of The Greater New York
                     Savings Bank for the Quarter Ended March 31, 1997 with
                     all exhibits thereto, as filed with the Federal
                     Deposit Insurance Corporation.......................... Previously filed.
  99.6       --      Registration Statement on Form F-1 of The Greater New
                     York Savings Bank, filed with the Federal Deposit
                     Insurance Corporation on May 5, 1987 (including only
                     the cover page, page 10 and pages 70-75 of exhibit (a)
                     "Offering Circular dated April 10, 1987" thereto). ...  Previously filed.
  99.7       --      Form 8-K dated July 18, 1997, filed with the Federal
                     Deposit Insurance Corporation on July 22, 1997........  Previously filed.
  99.8       --      Form 8-K dated July 24, 1997, filed with the Federal
                     Deposit Insurance Corporation on July 24, 1997........  Filed herewith.



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